SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GENETIC VECTORS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                          ------------------
      (3)   Filing Party:
                          ------------------------------------------------------
      (4)   Date Filed:
                        --------------------------------------------------------

                              GENETIC VECTORS, INC.
                        5201 N. W. 77TH AVENUE, SUITE 100
                              MIAMI, FLORIDA 33166

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Genetic Vectors, Inc. The annual meeting will be held on Thursday, February 8, 2001, at 11:00 a.m., local time, at the Hotel Inter-Continental, 100 Chopin Plaza, Miami, Florida 33131.

      Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Company's Board of Directors.

      We hope to see you at the meeting.

                                Sincerely,



                                /s/ Mead M. McCabe, Jr.
                                -----------------------
                                Mead M. McCabe, Jr.
                                Chief Executive Officer, Chief Financial Officer and Secretary

January 16, 2001

                              GENETIC VECTORS, INC.
                        5201 N. W. 77TH AVENUE, SUITE 100
                              MIAMI, FLORIDA 33166

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 8, 2001

      NOTICE IS HEREBY  GIVEN  that the  Annual  Meeting  of  Shareholders  (the
"ANNUAL MEETING") of Genetic Vectors, Inc. (the "COMPANY") will be held on Thursday, February 8, 2001, at 11:00 a.m., local time, at the Hotel Inter-Continental, 100 Chopin Plaza, Miami, Florida 33131, for the following purposes, as more fully described in the attached Proxy Statement:

      1. To elect six directors, each until the next annual meeting of the Company's shareholders or until their successors are duly elected and qualified;

      2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock to 50,000,000 shares; and

      3. To consider any other matters that may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on January 8, 2001, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the executive offices of the Company, 5201 N. W. 77th Avenue, Suite 100, Miami, Florida 33166.

                                    IMPORTANT

      You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

                                 By Order of the Board of Directors,



                                 Mead M. McCabe, Jr.
                                 -------------------
                                 Mead M. McCabe, Jr.
                                 Chief Executie Officer, Chief Financial Officer and Secretary

January 16, 2001

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

ABOUT THE MEETING..............................................................1

      WHAT IS THE PURPOSE OF THE ANNUAL MEETING?...............................1

      WHO IS ENTITLED TO VOTE?.................................................1

      WHO CAN ATTEND THE MEETING?..............................................1

      WHAT CONSTITUTES A QUORUM?...............................................1

      HOW DO I VOTE?...........................................................2

      WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?..................2

      CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?.......................2

      WHAT ARE THE BOARD'S RECOMMENDATIONS?....................................2

      WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?..............................2

STOCK OWNERSHIP................................................................3

      BENEFICIAL OWNERS........................................................3

      DIRECTORS AND EXECUTIVE OFFICERS.........................................3

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................4

PROPOSAL 1 - ELECTION OF DIRECTORS.............................................5

      DIRECTORS STANDING FOR ELECTION..........................................5

      RECOMMENDATION OF THE BOARD OF DIRECTORS.................................5

      DIRECTORS - PRESENT TERM EXPIRES AT THE ANNUAL MEETING...................5

            MEETINGS...........................................................7

            COMMITTEES OF THE BOARD OF DIRECTORS...............................7

            COMPENSATION OF DIRECTORS..........................................7

      EXECUTIVE COMPENSATION...................................................8

      OPTION GRANTS IN FISCAL 2000.............................................8

      EMPLOYMENT AGREEMENTS....................................................9

      STOCK PLANS.............................................................10

            1999 STOCK OPTION PLAN.............................................1

                   OVERVIEW OF THE 1999 INCENTIVE PLAN........................10

                   ADMINISTRATION.............................................10

                   SHARES SUBJECT TO THE 1999 INCENTIVE PLAN..................10

            1996 STOCK INCENTIVE PLAN.........................................10

                   OVERVIEW OF THE 1996 INCENTIVE PLAN........................10

                   ADMINISTRATION.............................................11

                   SHARES SUBJECT TO THE 1996 INCENTIVE PLAN..................11

      CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY.................11

PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION.......................12

      RECOMMENDATION OF THE BOARD OF DIRECTORS................................12

      DESCRIPTION OF CAPITAL STOCK............................................13

            COMMON STOCK......................................................13

            CONVERTIBLE INDEBTEDNESS..........................................13

            OPTIONS...........................................................13

            PRIVATE PLACEMENT WARRANTS........................................14

            CONVERTIBLE PROMISSORY NOTES......................................14

            ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF
            INCORPORATION, BYLAWS AND FLORIDA LAW.............................15

      OTHER MATTERS...........................................................15

      INDEPENDENT ACCOUNTANTS.................................................15

      ADDITIONAL INFORMATION..................................................15

                              GENETIC VECTORS, INC.
                        5201 N. W. 77TH AVENUE, SUITE 100
                              MIAMI, FLORIDA 33166

                              ---------------------

                                 PROXY STATEMENT
                                JANUARY 16, 2001

                            -------------------------


      This proxy statement contains information related to the annual meeting of shareholders of Genetic Vectors, Inc., to be held on Thursday, February 8, 2001, at 11:00 a.m., local time, at the Hotel Inter-Continental, 100 Chopin Plaza, Miami, Florida 33131, and at any postponements or adjournments thereof. The Company is making this proxy solicitation.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

      At the Company's annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock to 50,000,000 shares. In addition, the Company's management will report on the performance of the Company during fiscal 1999 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

      Only shareholders of record on the close of business on the record date, January 8, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the meeting.

WHO CAN ATTEND THE MEETING?

      All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 10:00 a.m., and seating will begin at 10:30 a.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

      Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 3,785,197 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or vote by ballot at the meeting. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

      If you submit a proxy but do not indicate any voting instructions, then your shares will be voted in accordance with the Board's recommendations.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

       o    FOR the election of the nominated slate of directors (see page 5);

       o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock to 50,000,000 shares (see page 12).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that the six nominees will be elected if they receive more affirmative votes than any other person. A properly executed proxy marked "Withheld" with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

      INCREASE IN AUTHORIZED SHARES AND OTHER ITEMS. For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock to 50,000,000 and any other item that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERS

      The following table shows persons (other than directors and executive officers) who own beneficially more than five percent (5%) of the Company's common stock as of November 30, 2000.

                                      SHARES
                                BENEFICIALLY               PERCENT
      NAME AND ADDRESS            OWNED(1)(2)             OF CLASS
      ----------------            -----------             --------
      Nyer Medical Group              853,048 (2)(3)         22.9% (2)(3)
      1292 Hammon Street
      Bangor, ME  04401

      Orbiter Fund, Ltd.              380,000 (7)             9.6%
      Kaya Flamboyan 9
      Curacao, Netherlands Antilles

      Lancer Offshore, Inc.           525,000                14.1%
      Kaya Flamboyan 9
      Curacao, Netherlands Antilles

DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows the amount of common stock of the Company beneficially owned by the Company's directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of November 30, 2000. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of November 30, 2000, the Company had 3,785,197 shares of common stock outstanding.

                                        SHARES
                                  BENEFICIALLY             PERCENT
      NAME AND ADDRESS                   OWNED            OF CLASS
      ----------------                   -----            --------
      Mead M. McCabe, Sr.              295,166 (2)            7.6% (2)
      Mead M. McCabe, Jr.              230,293 (2)            6.0% (2)
      Jack W. Fell, Jr., Ph.D.          12,500 (1)(5)            *
      Michael C. Foley                  10,000 (1)(5)            *
      Mark E. Burroughs                 17,500 (1)(5)            *
      Eric Wilkinson                   135,000 (6)            3.6%
      All Officers and                 700,459               19.7%
        Directors as a
        Group(4)(5)

-----------------------

*   Indicates that the ownership percent is less than one percent (1%).

(1) Applicable percentage of ownership is based on 3,785,197 shares of common stock outstanding as of November 30, 2000 together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of November 30, 2000 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of our company.

(2) Mr. McCabe, Sr. and his wife, Marigrace McCabe, hold most of these shares jointly. Pursuant to a five-year letter agreement dated March 25, 1996, Nyer Medical agreed to vote the shares of common stock held by it to elect one member of the Board of Directors designated by Nyer Medical and the remaining members of the Board of Directors as designated by Dr. McCabe, Mrs. McCabe and Mr. McCabe. If, pursuant to this agreement, the beneficial ownership of Nyer Medical's Common Stock is attributed to Dr. McCabe and Mr. McCabe, they would own 1,148,214 and 1,083,341 shares of common stock, respectively. Their ownership percentages would be 30.7% and 29.0%, respectively. Dr. McCabe, Sr. has vested options to purchase 143,333 shares of common stock, of which 33,333 are exercisable at $6.03125 per share, 100,000 are exercisable at $12.00 per share and 10,000 are exercisable at $6.75 per share. Mr. McCabe, Jr. has vested options to purchase 118,333 shares of common stock, of which 33,333 are exercisable at $6.03125 per share, 75,000 are exercisable at $12.00 per share and 10,000 are exercisable at $6.75 per share.

(3) Includes common stock owned by Nyle International Corp. (118,333 shares) and Mr. Samuel Nyer (10,999 shares), which are deemed to be beneficially owned by Nyer Medical Group, which he is a principal shareholder, officer and director. Mr. Samuel Nyer may be deemed to be the beneficial owner of the shares of the Common Stock held by Nyer Medical.

(4) Six (6) persons

(5) Represents shares which may be acquired upon the exercise of presently exercisable stock options.

(6) Excludes options to acquire 75,000 shares of common stock held by Mr. Wilkinson. These options are exercisable at $7.25 per share. These options vest one-third on each of the first, second and third anniversary of the date of the grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      We are aware of the following instances since January 1, 1999, when an executive officer, director or owner of more than ten percent of the outstanding shares of common stock failed to comply with reporting requirements of Section 16(a) of the Securities Exchange Act of 1934:

      o Mr. McCabe, Jr. failed to timely file a Form 4 in connection with the grant on July 1, 1999 of options to purchase up to 10,000 shares of our common stock.

      o Mr. McCabe, Sr. failed to timely file a Form 4 in connection with the grant on July 1, 1999 of options to purchase up to 10,000 shares of our common stock.

      o Mr. Wilkinson failed to timely file a Form 3 in connection with his receipt of 135,000 shares of our common stock on January 17, 2000, as well as the grant of options to purchase up to 75,000 shares of common stock.

      o Orbiter Fund, Ltd. failed to timely file a Schedule 13D and, if required, Form 3 in connection with its purchase of 130,000 shares of common stock and warrants to purchase 250,000 shares of common stock. In addition, and upon certain events, Orbiter Fund will receive warrants to purchase 575,000 shares of common stock at $3.00 per share.

      o Lancer Offshore, Inc. failed to timely file a Schedule 13D and Form 3 in connection with its purchase of 525,000 shares of common stock.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

      The Board of Directors of the Company consists of six seats. Each director holds office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified.

      The Board of Directors has nominated Mead M. McCabe, Sr., Ph.D., Mead M. McCabe, Jr., Eric Wilkinson, Mark E. Burroughs, Jack W. Fell, Ph.D. and Michael
C. Foley for election as directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors. The nominees for directors have previously served as members of the Board of Directors of the Company and have consented to serve such term.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES

DIRECTORS - PRESENT TERM EXPIRES AT THE ANNUAL MEETING

MEAD M. MCCABE, SR., PHD.   Mead M.  McCabe,  Sr.,  Ph.D.  is the founder of our
Age 63                      company and the  inventor of the EpiDNA  technology.
                            Dr.   McCabe  is  the   Chairman  of  the  Board  of
                            Directors  of  our  company.  He  holds  a  B.S.  in
                            Zoology from  Pennsylvania  State  University  and a
                            Ph.D.  in  Biology  from the  University  of  Miami.
                            From  1972 to  1999,  he was on the  faculty  of the
                            University   of  Miami  School  of   Medicine.   Dr.
                            McCabe's research  interests center on the molecular
                            mechanisms  of microbial  diseases and he has taught
                            courses  in  molecular   pathogenesis.   Dr.  McCabe
                            served four years on the Oral  Biology and  Medicine
                            Study Section at the National Institutes of Health and has consulted for the NIH on numerous other occasions since 1976. He has been awarded several
                            NIH research grants, including a S.B.I.R. Phase I grant. Dr. McCabe has been Chairman since our inception. Dr. McCabe is the father of Mead M.
                            McCabe, Jr.

MEAD M. MCCABE, JR.         Mead M. McCabe,  Jr. is the Chief Executive Officer,
Age 34                      Chief   Financial   Officer  and  Secretary  of  our
                            company and is responsible  for the execution of our
                            company's  corporate  strategy.  Mr.  McCabe  has  a
                            B.S.   in   International   Business   from   Auburn
                            University  and a dual  M.B.A.  in both  Finance and
                            International   Business  from  the   University  of
                            Miami.  Mr.  McCabe  joined  us in  September  1993.
                            Prior  to  that,   Mr.   McCabe   was  a   financial
                            consultant  with  Merrill  Lynch for two years.  Mr.
                            McCabe is the son of Dr. McCabe. Mr. McCabe became a director on October 16, 1993.

ERIC WILKINSON              Eric Wilkinson has been the President of our company
Age 41                      since January 17, 2000. Mr. Wilkinson is responsible
                            for  our  company's  daily   operations,   including
                            business   development,   sales  and  marketing  and
                            manufacturing.  Mr.  Wilkinson  became a director on
                            January 18, 2000.  He served as the President of DNA
                            Sciences,  Inc.  since its  inception in March 1997.
                            Between   December  1995  and  February   1997,  Mr.
                            Wilkinson   was   President   of   Immune    Complex
                            Corporation, a biotechnology company specializing in
                            DNA    diagnostics,     drug     metabolism,     and
                            immunodiagnostics.  Between  June 1996 and  February
                            1997, Mr.  Wilkinson served as Director of Chemistry
                            with Synthetic  Genetics,  a  biotechnology  company
                            involved in the development of DNA diagnostic  kits.
                            Mr.  Wilkinson  received a B.S. in Biology  from the
                            University  of  California  in San Diego in 1982 and
                            has  served  in  senior   management   and   product
                            development   positions  in  several   biotechnology
                            companies.

MARK E. BURROUGHS           Mark E.  Burroughs  has served as a  director  since
Age 44                      March 1995. He is currently a principal of Burroughs
                            Properties,  L.L.C.,  a  full  service  real  estate
                            development, brokerage and asset management concern.
                            He has been the Managing Partner/Broker-In-Charge of
                            Diversified   Holdings   International,   Inc.,   an
                            investment and venture capital firm with primary holdings in real estate, management consulting, computer software and wine making since 1984. From
                            1988 to 1991 Mr. Burroughs also  represented  Stiles
                            Corporation/Tribune Company Joint Venture as Owner's
                            Representative/Senior Development Manager, managing the development of the New River Center in Fort
                            Lauderdale, Florida. He also served from 1980 to 1983 as Vice President and Project Manager of
                            Cheezem Development Corp., a publicly held real estate development and asset management company.

JACK W. FELL, PH.D.         Jack W. Fell,  Ph.D.  has served as a director since
Age 62                      February  1997.  He  is  currently  a  professor  of
                            Microbiology at the University of Miami's Rosenstiel
                            School of Marine and Atmospheric Science and has served in that capacity since 1977. Dr. Fell has a B.S. in Biology from Northwestern University, an
                            M.S. in Marine Biology from the University of Miami's Institute of Marine Science, a Ph.D. in
                            Microbiology from the University of Miami's School of Medicine and Institute of Marine Science and a post-doctorate in Microbiology from the University of California, Davis.

MICHAEL C. FOLEY            Michael  C.  Foley has  served as a  director  since
Age 56                      January   1998.   He  is  currently  a  Senior  Vice
                            President and Director of Janney  Montgomery  Scott,
                            Inc., an investment  banking firm, where he has been
                            employed  since 1994.  Prior to these  positions  he
                            served as President and Chief  Executive  Officer of
                            Foley Mufson Howe & Company,  an investment  banking
                            firm, from 1992 to 1994. Mr. Foley has worked in the
                            securities  industry for over twenty-five  years. He
                            is  past   Chairman  of  the   Securities   Industry
                            Association's   Mid-Atlantic   Division   and   past
                            President  of the  Bond  Club of  Philadelphia.  Mr.
                            Foley has a B.S. in Mechanical Engineering from Villanova University and received a Masters Degree in Business Administration from the University of Pittsburgh.

MEETINGS

      During the Company's fiscal year ending December 31, 1999 ("FISCAL 1999"), the Board of Directors met on 13 occasions. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

      AUDIT COMMITTEE. Mark Burroughs serves as the sole member of the Audit Committee. The functions of the Audit Committee are to: (1) recommend annually to our Board of Directors the appointment of our independent auditors, (2) discuss and review, in advance, the scope and the fees of the annual audit and review the results thereof with the independent auditors, (3) review and approve non-audit services of the independent auditors, (4) review compliance with our existing major accounting and financial reporting policies, (5) review the adequacy of our financial organization, and (6) review management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices.

      COMPENSATION AND STOCK OPTION COMMITTEE. Mark Burroughs serves as the sole member of our Compensation and Stock Option Committee, which is responsible for making recommendations to our Board of Directors regarding compensation arrangements for our officers and for making recommendations to our Board of Directors regarding the adoption of any employee benefit plans and the grant of stock options or other benefits under such plans.

COMPENSATION OF DIRECTORS

      Non-employee directors receive $500 plus expenses for attendance at Board of Director meetings in person and by telephone. Directors are reimbursed for all out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. In addition, on June 9, 2000, the non-employee directors received a one-time grant of options based on the number of years of service to our company. Mr. Burroughs, Mr. Fell and Mr. Foley received 17,500, 12,500 and 10,000 options, respectively. These options are exercisable for ten years at an exercise price of $6.03 per share.

      Our 1996 Incentive Plan (the "1996 Incentive Plan") provides that directors who are not employees are automatically granted an option to purchase 5,000 shares of our common stock in connection with their appointment to the Board of Directors. Such options will vest after one year of service on the Board of Directors. The options granted to non-employee directors (Mr. Burroughs and Dr. Fell) have an exercise price of $12.00 per share (120% of the offering price in our IPO). Options to purchase 5,000 shares of common stock were granted to Mr. Michael Foley on January 12, 1998 (the date he joined the Board of Directors) at an exercise price of $7.75. Options granted in the future under the 1996 Incentive Plan will be priced at no less than 100% of the common stock's fair market value on the date of the grant. Options granted to non-employee directors will be non-statutory options and will become exercisable after one year of service on the Board and will be exercisable for ten years from the date of the grant, except that options exercisable at the time of a director's death may be exercised for twelve months thereafter. Under the terms of the 1996 Incentive Plan, neither the Board of Directors nor any committee of the Board of Directors will have any discretion with respect to options granted to directors.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table shows all the cash compensation paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 1999, 1998 and 1997 to Mead M. McCabe, Sr., Ph.D., Chairman of our company, and to Mead McCabe, Jr., CEO, CFO and Secretary of our company. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to Dr. McCabe or Mr. McCabe during fiscal years 1999, 1998 and 1997. No other executive officer earned a total annual salary and bonus for any of these years in excess of $100,000. The summary compensation table that follows includes all payments to Dr. McCabe and Mr. McCabe for fiscal years 1999, 1998 and 1997.

                                                 LONG-TERM COMPENSATION
                     ANNUAL COMPENSATION           AWARDS      PAYOUTS
                     -------------------           ------      -------
                                                            OTHER          RESTRICTED
                                                            ANNUAL            STOCK     OPTIONS/     LTIP      ALL OTHER
NAME AND                          SALARY       BONUS     COMPENSATION(1)     AWARD(S)    SARS(2)    PAYOUTS    COMPENSATION
PRINCIPAL POSITION      YEAR        ($)         ($)           ($)              ($)        (#)        ($)           ($)
----------              ----        ---         ---           ---              ---       -------     ---       ------------

Mead M. McCabe, Sr.,    1999      $146,129      -0-         $6,000             -0-       10,000      -0-           -0-
Ph.D., Chairman of the  1998      $125,000      -0-           -0-              -0-         -0-       -0-           -0-
Board of Directors      1997      $125,000      -0-                            -0-         -0-       -0-           -0-

Mead M. McCabe, Jr.,    1999      $126,692      -0-         $5,250             -0-       10,000      -0-           -0-
CEO,CFO and Secretary   1998       $73,558      -0-           -0-              -0-         -0-       -0-           -0-
                        1997       $75,866      -0-           -0-              -0-         -0-       -0-           -0-

-----------------

(1) This other annual compensation represents a $750 per month automobile allowance.

(2) These options were granted on July 1, 1999, and have an exercise price of $5.75 per share. These options are fully vested. All of these grants are for options to purchase our common stock. No SAR's were granted.


                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTIONS/SAR VALUES(1)


                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                      SHARES                        UNDERLYING UNEXERCISED       IN-THE-MONEY
                      ACQUIRED       VALUE          OPTIONS/SAR'S                OPTIONS/SAR'S
NAME                  ON EXERCISE    REALIZED ($)   AT FISCAL YEAR END           AT FISCAL YEAR END
----                  -----------    ------------   ------------------           ------------------

Mead M. McCabe, Sr.     -0-            -0-          Exercisable: 110,000         -0-

Mead M. McCabe, Jr.     -0-            -0-          Exercisable:  85,000         -0-

---------------------------------
(1) These grants represent options to purchase common stock. No SAR's have been granted.
(2)   None of these options were in-the-money as of December 31, 1999.


OPTION GRANTS IN FISCAL 2000

      On June 9, 2000, we granted the following options under our 1999 Stock Option Plan:

      o To Mead M. McCabe, Sr., the Chairman of our company, options to purchase up to 100,000 shares of common stock at an exercise price of $6.03125 per share. These options vest one-third immediately and one-third on each of the second and third anniversaries of Dr. McCabe's 1999 employment agreement. These options may be exercised within ten years of the date of grant.

      o To Mead M. McCabe, Jr., the Chief Executive Officer of our company, options to purchase up to 100,000 shares of common stock at an exercise price of $6.03125 per share. These options vest one-third immediately and one-third on each of the second and third anniversaries of Mr. McCabe's 1999 employment agreement. These options may be exercised within ten years of the date of grant.

      o To Mark Burroughs, a director of our company, options to purchase 17,500 shares of common stock at an exercise price of $6.03125 per share. 12,500 of these options vest immediately and 5,000 vest in March 2001. These options may be exercised within ten years of the date of grant.

      o To Jack Fell, a director of our company, options to purchase 12,500 shares of common stock at an exercise price of $6.03125 per share. 7,500 of these options vest immediately and 5,000 vest in March 2001. These options may be exercised within ten years of the date of grant.

      o To Michael Foley, a director of our company, options to purchase 10,000 shares of common stock at an exercise price of $6.03125 per share. 5,000 of these options vest immediately and 5,000 vest in January 2001. These options may be exercised within ten years of the date of grant.

      On January 17, 2000, we granted the following options under our 1999 Stock Option Plan:

      o To Eric Wilkinson, options to purchase up to 75,000 shares of common stock at an exercise price of $7.25 per share. These options vest one-third in one year, one-third in two years and one-third in three years. These options may be exercised within ten years of the date of grant.

EMPLOYMENT AGREEMENTS

      Effective July 1, 1999, our company and Mead M. McCabe, Jr. entered into a new employment agreement pursuant to which Mr. McCabe will serve as the Chief Executive Officer. The agreement has a three year term and pays Mr. McCabe a base salary of $125,000, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Mr. McCabe also receives a monthly automobile allowance of $750. Mr. McCabe was granted options to purchase 10,000 shares of common stock at an exercise price of $5.75 per share. These options are immediately exercisable. In addition, Mr. McCabe is entitled to an annual bonus in an amount to be determined by the Board of Directors. The agreement further provides that Mr. McCabe will devote his full working time and efforts to the business and affairs of our company. The agreement also provides that upon termination of employment without "cause" or termination by the executive for "good reason" (which includes a change of control), the executive is entitled to receive, in addition to all accrued or earned but unpaid salary, bonus or benefits, an amount equal to two times the compensation such executive would be entitled to receive in the then current fiscal year, including base salary and incentive bonus compensation. For the purposes of the employment agreement, the amount of incentive bonus compensation such executive would be entitled to receive in the then current fiscal year is equal to the largest amount accrued for any of the two most recently completed fiscal years. The agreement also provides that the executive will not compete with us during his employment and for one year thereafter.

      Effective July 1, 1999, our company and Mead M. McCabe, Sr. entered into a new employment agreement pursuant to which Dr. McCabe will serve as the Chairman of the Board of Directors. The agreement has a three year term and pays Dr. McCabe a base salary of $132,750, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Dr. McCabe also receives a monthly automobile allowance of $750. Dr. McCabe was granted options to purchase 10,000 shares of common stock at an exercise price of $5.75 per share. These options are immediately exercisable. In addition, Dr. McCabe is entitled to an annual bonus in an amount to be determined by the Board of Directors. The agreement further provides that Dr. McCabe will devote his full working time and efforts to the business and affairs of our company. The agreement also provides that upon termination of employment without "cause" or termination by the executive for "good reason" (which includes a change of control), the executive is entitled to receive, in addition to all accrued or earned but unpaid salary, bonus or benefits, an amount equal to two times the compensation such executive would be entitled to receive in the then current fiscal year, including base salary and incentive bonus compensation. For the purposes of the employment agreement, the amount of incentive bonus compensation such executive would be entitled to receive in the then current fiscal year is equal to the largest amount accrued for any of the two most recently completed fiscal years. The agreement also provides that the executive will not compete with us during his employment and for one year thereafter.

      Effective January 17, 2000, our company and Eric Wilkinson entered into an employment agreement pursuant to which Mr. Wilkinson will serve as the President of our company and our wholly-owned subsidiary, Genetic Vectors of California, Inc. The agreement has a two-year term that may be renewed on its then-current terms by us for subsequent one year extension terms. Mr. Wilkinson's base salary is $125,000 per year, plus a bonus as determined by the Board of Directors. Mr. Wilkinson also received options to purchase up to 75,000 shares at an exercise price of $7.25 per share. The agreement requires Mr. Wilkinson to devote his full working time and efforts to our company. Mr. Wilkinson has agreed not to compete with us during his employment and for two years thereafter.

STOCK PLANS

1999 STOCK OPTION PLAN

      OVERVIEW OF THE 1999 INCENTIVE PLAN

      Incentive compensation for non-employee directors, executives and other key employees is also provided under our 1999 Incentive Plan. The purpose of the 1999 Incentive Plan is to (a) increase the proprietary and vested interest of our non-employee directors in the growth and performance of our company, (b) assist in attracting and retaining highly competent employees, (c) provide an incentive for motivating selected officers and other key employees of our company, (d) achieve long-term corporate objectives and (e) enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

      The 1999 Incentive Plan is administered by the Compensation Committee of the Board of Directors of our company. Eligible participants include our non-employee directors and such officers and other key employees as the plan administrator may designate from time to time. The 1999 Incentive Plan will continue in effect until terminated by its terms or, if earlier, by the Board of Directors.

      ADMINISTRATION

      The 1999 Incentive Plan is administered by a plan administrator, which is currently the Compensation Committee of the Board of Directors. The plan administrator has been granted exclusive and final authority under the 1999 Incentive Plan with respect to all determinations, interpretations and other actions affecting the 1999 Incentive Plan and its participants.

      SHARES SUBJECT TO THE 1999 INCENTIVE PLAN

      Four hundred thousand shares of our common stock have been initially authorized to be issued under the 1999 Incentive Plan. Such authorized shares will be appropriately adjusted to reflect adjustments (if any) to our capital structure. As of November 30, 2000, 312,646 options have been issued under the 1999 Plan.

1996 STOCK INCENTIVE PLAN

      OVERVIEW OF THE 1996 INCENTIVE PLAN

      Incentive compensation for non-employee directors, executives and other key employees is provided under our 1996 Incentive Plan. The purpose of the 1996 Incentive Plan is to (a) increase the proprietary and vested interest of our non-employee directors in the growth and performance of our company, (b) assist in attracting and retaining highly competent employees, (c) provide an incentive for motivating selected officers and other key employees of our company, (d) achieve long-term corporate objectives and (e) enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

      Eligible participants of the 1996 Incentive Plan include our non-employee directors and such officers and other key employees as the Board of Directors of our company may designate from time to time. The 1996 Incentive Plan will continue in effect until terminated by its terms or, if earlier, by the Board of Directors.

      The 1996 Incentive Plan authorizes the plan administrator to grant any or all of the following types of awards: (1) stock options, including nonqualified stock options and incentive stock options, (2) stock appreciation rights, (3) restricted shares of our common stock, (4) performance awards, (5) other stock-based awards, and (6) short-term cash incentive awards.

      ADMINISTRATION

      The Board of Directors has been granted exclusive and final authority under the 1996 Incentive Plan with respect to all determinations, interpretations and other actions affecting the 1996 Incentive Plan and its participants.

      SHARES SUBJECT TO THE 1996 INCENTIVE PLAN

      Three hundred thousand shares of our common stock have been authorized to be issued under the 1996 Incentive Plan. Such authorized shares will be appropriately adjusted to reflect adjustments (if any) to our capital structure. As of December 15, 2000, 260,029 options have been issued under the 1996 Plan.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

      Pursuant to an agreement with the University of Miami, our company has agreed to pay approximately $44,000 of Dr. Fell's, a director of our company, salary as an employee of the University of Miami. In exchange, Dr. Fell devotes approximately one-half of his business time to research and development efforts on behalf of our company.

      On January 17, 2000, we acquired all of the outstanding capital stock of DNA Sciences, Inc., a California corporation. In consideration for the shares of DNA Sciences, Inc. we issued the former shareholders of DNA Sciences, Inc. a total 450,000 shares of our common stock. Eric Wilkinson was one of the former shareholders of DNA Sciences, Inc. After the acquisition, Mr. Wilkinson became the President and a Director of our company.

             PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION

      Our Company's Board of Directors proposes an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 10,000,000 to 50,000,000 shares.

      The amendment to our Company's Articles of Incorporation shall provide for the authorization of 40,000,000 additional shares of our Company's common stock. Currently, 3,785,197 shares of our Company's common stock is issued and outstanding and 3,936,486 shares underlie certain outstanding options, warrants and convertible debt.

      If the amendment to our Company's Articles of Incorporation is adopted, Articles of Amendment shall be filed with the Florida Secretary of State so that the first paragraph of Article V of the Articles of Incorporation shall be as follows:

            "The maximum number of shares of stock which this Corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock having a par value of $.001 per share."

      Our Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock and authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. Having such additional authorizes shares of common stock available for issuance in the future would give our Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of our Company to our shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      Our Board of Directors unanimously recommends a vote "FOR" the approval of an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 10,000,000 to 50,000,000 shares.

DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of our company consists of 10,000,000 shares, par value $0.001 per share, of common stock. As of December 15, 2000, we have 3,785,197 shares of our common stock outstanding. In addition, we have (a) outstanding indebtedness convertible into 671,667 shares of our common stock and
(b) outstanding options and warrants to purchase 572,675 and 2,692,144 shares of common stock, respectively, including (i) warrants to purchase 775,000 shares of our common stock to be issued upon the repayment of certain indebtedness, (ii) warrants to purchase 1,233,294 shares of our common stock to be issued if certain indebtedness is converted into shares of our common stock; (iii) warrants to purchase 683,850 shares of our common stock outstanding as of the date hereof, and (iv) options to purchase 572,675 shares of our common stock outstanding as of the date hereof. The following description is a summary of the capital stock of our company and contains the material terms of our capital stock. Additional information can be found in our Articles of Incorporation and our Bylaws, which were filed as exhibits to our registration statement for our initial public offering.

COMMON STOCK

      Each share of our common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore. Holders of our common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. In the event of liquidation, dissolution or winding up our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.

CONVERTIBLE INDEBTEDNESS

      In March 2000, we borrowed $175,000 in the form of convertible notes. These loans have an annual interest rate of 12% and were due in September 2000. The lenders have extended the due date to December 31, 2000. At the lenders' option, these notes are convertible into shares of our common stock at a conversion rate of $5.00 per share. We are currently in default on these notes.

      In April 2000, we borrowed $100,000 in the form of a convertible note. This loan has an annual interest rate of 12% and was due in October 2000. The lender has extended the due date to December 31, 2000. At the lenders' option, this note is convertible into shares of our common stock at a conversion rate of $5.00 per share. We are currently in default on this note.

      In May 2000, we borrowed $600,000 in the form of convertible notes. These loans have an annual interest rate of 12% and are due on December 31, 2000. At the lenders' option, these notes are convertible into shares of our common stock at a conversion rate of $3.00 per share. We are currently in default on these notes.

      In June 2000, we borrowed $50,000 in the form of a convertible note. This loan has an annual interest rate of 12% and is due on December 31, 2000. At the lenders' option, this note is convertible into shares of our common stock at a conversion rate of $3.00 per share. We are currently in default on this note.

      In July 2000, we borrowed $1,200,000 in the form of convertible notes. These loans have an annual interest rate of 12% and are due on December 31, 2000. At the lenders' option, these notes are convertible into shares of our common stock at a conversion rate of $3.00 per share. We are currently in default on these notes.

OPTIONS

      As of November 30, 2000, we have outstanding options to purchase 572,675 shares of our common, consisting of:

               NUMBER OF OPTIONS        EXERCISE PRICE
               -----------------        --------------

                    210,000               $12.00
                      2,020                10.375
                      7,963                 8.00
                     75,000                 7.25
                     20,000                 6.75
                    237,646                 6.03
                     20,046                 5.00

PRIVATE PLACEMENT WARRANTS

      We have outstanding warrants to purchase 683,850 shares of our common stock in connection with previous private placement efforts, consisting of:

               NUMBER OF WARRANTS       EXERCISE PRICE
               ------------------       --------------

                     80,000                 0.01
                    220,000                 1.00
                    100,000                 3.00
                     35,000                 3.50
                     28,850                 5.50
                    192,500                 6.00
                     27,500                 6.20
      --------------------

      We are also obligated to issue additional warrants to purchase 775,000 shares of our common stock upon the full repayment of certain loans or our successful consummation of a financing in an amount equal to or greater than $1.5 million. In addition, if the holders elect to convert certain indebtedness into shares of common stock, then we will issue warrants to purchase (a) 616,647 shares of common stock at an exercise price of $6.00 per share and (b) 616,647 shares of common stock at an exercise price of $7.10 per share. These warrants consist of:

               NUMBER OF WARRANTS       EXERCISE PRICE
               ------------------       --------------
                     50,000                  1.50
                    120,000                  2.50
                    455,000                  3.00
                    150,000                  5.50
                    616,647*                 6.00
                    616,647*                 7.10
      --------------------

      * To be issued if the holder elects to convert certain indebtedness into shares of common stock. If the holder does not elect to so convert, then the holders would receive warrants to purchase 370,000 shares of common stock at an exercise price of $6.60 per share and warrants to purchase 370,000 shares of common stock at an exercise price of $8.00 per share.

CONVERTIBLE PROMISSORY NOTES

      In connection with a private offering completed on August 1, 2000, our company issued 50 units, for a total purchase price of $1,250,000, consisting of a Convertible Promissory Note and the right to receive warrants to purchase shares of a specified amount of our company's common stock. Each Note is due December 31, 2000. Interest will accrue at 12% per year on the outstanding principal balance of the Note. Prior to the repayment of the principal balance of the Note, the holders may convert, at their option at anytime up to 30 days after the closing of an equity financing by our company of $5 million or more, all amounts due into shares of the common stock at a conversion rate of $3.00


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


      per share. In addition, and in the event of a conversion of the Note, the holders will receive for each Unit purchased in this offering warrants to purchase 8,333 shares of common stock at an exercise price of $6.00 per share and 8,333 shares of common stock at an exercise price of $7.10 per share. If no conversion occurs, then holders will receive for each Unit purchased in this offering warrants to purchase 5,000 shares of common stock at an exercise price of $6.60 per share and 5,000 shares of common stock at an exercise price of $8.00 per share. In the event of default, the holders may choose between two exclusive remedies: (a) the holders may elect to convert all amounts due into shares of common stock at a conversion rate of $3.00 per share or (b) the holders may request repayment of all amounts due, in which case the holders would be issued warrants to purchase 2,500 shares of common stock at an exercise price of $5.00 per share for each month that the principal balance remains unpaid under the Note up to a total of six months. The holders must elect one of these exclusive remedies within 15 days of an event of default and upon the expiration of any notice or cure period. All warrants to be issued in connection with these notes will expire on June 30, 2004. We are currently in default on these notes.

      The issuance of these contingent or any other warrants will result in a significant non-cash charge to our company in the period in which these additional warrants are issued.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND FLORIDA LAW

      The following provisions of the Articles of Incorporation and Bylaws of our Company could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. Such provisions may also have the effect of preventing changes in the management of our Company, and preventing shareholders from receiving a premium on their common stock.

      AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

      TRANSFER AGENT AND REGISTRAR. Continental Stock and Transfer Company is the transfer agent and registrar of our common stock. Its address is 2 Broadway, 19th Floor, New York, New York 10004.


OTHER MATTERS

      As of the date of this proxy statement, our Company knows of no business that will be presented for consideration at the meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to our Company will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

INDEPENDENT ACCOUNTANTS

      The firm of BDO Seidman, LLP served as our Company's independent accountants for Fiscal 1999. Representatives of the firm will be available by telephone to respond to questions at the Annual Meeting of the Shareholders. These representatives will have an opportunity to make a statement if they desire to do so. The Company has selected BDO Seidman, LLP as its independent accountants for Fiscal 2000.

ADDITIONAL INFORMATION

      ADVANCE NOTICE PROCEDURES. Under our Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that our Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the discretion of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in our Company's proxy statement.


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


      SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING. Shareholders interested in submitting a proposal for inclusion in the proxy materials for our 2000 Annual Meeting of the Shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Company's Secretary no later than September 1, 2001. Any shareholder proposals should be addressed to our Company's Secretary, 5201 N. W. 77th Avenue, Suite 200, Miami, Florida 33166.

      PROXY SOLICITATION COSTS. Our Company is soliciting the enclosed proxies. The cost of solicting proxies in the enclosed form will be borne by our Company. Officers and regular employees of our Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. Our Company will, upon request, reimburse brokerage firms for their reasonable expenses in forwarding solictation materials to the beneficial owners of stock.

      INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report, which is being delivered to the shareholders with this proxy statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive proxy statement will include a manually signed copy of the accountant's report.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Mead M. McCabe, Jr.
                                       -----------------------
                                       Mead M. McCabe, Jr.
                                       Chief Executive Officer,  Chief Financial
                                       Officer and Secretary

Miami, Florida
January 16, 2001


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